                                                                    EXHIBIT 12.1

                    STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
             CALCULATION OF RATIO OF EARNINGS TO TOTAL FIXED CHARGES
                              (Dollars in Millions)

                                                        NINE MONTHS ENDED SEPTEMBER 30,          YEAR ENDED DECEMBER 31,
                                                        ------------------------------   ------------------------------------------
                                                           2002              2001         2001    2000     1999     1998     1997
                                                        -----------      -------------   ------  ------  -------   ------   ------
Earnings:
Income from continuing operations ...................          160                199      145     398     (670)#    220 #   (275)
Add:
    Adjustment for distributions in
        excess of equity earnings and losses (a) ....          (16)               (10)     (13)    (14)     (30)      (8)      (3)
    Provision for income taxes ......................           27                 90       49     201    1,095 #    (89)#    190
    Minority equity in net income ...................            -                  3        3       8       95       14        9
    Amortization of interest capitalized ............            1                  1        1       1        1        4        2
                                                        -----------      -------------   ------  ------  -------   ------   ------
                                                               172                283      185     594      491      141      (77)
                                                        -----------      -------------   ------  ------  -------   ------   ------

Fixed Charges:
    Interest and other financial charges ............          284                319      403     460      567 #    473 #    111
    Interest factor attributable to rentals (b) .....           19                 19       25      21       14       12       10
                                                        -----------      -------------   ------  ------  -------   ------   ------
                                                               303                338      428     481      581      485      121
                                                        -----------      -------------   ------  ------  -------   ------   ------

Earnings, as adjusted, from continuing operations ...          475                621      607   1,075   $1,072    $ 626     $ 44
                                                        ===========      =============   ======  ======  =======   ======   ======

Fixed Charges:
    Fixed charges above .............................          303                338      428     481   $  581    $ 485     $ 43
    Interest capitalized ............................            4                  3        7       3        8       14        7
                                                        -----------      -------------   ------  ------  -------   ------   ------
    Total fixed charges .............................          307                341      435     484   $  589    $ 499     $ 50
                                                        ===========      =============   ======  ======  =======   ======   ======

Ratio:
    Earnings, as adjusted, from continuing
        operations to fixed charges .................         1.55               1.82     1.40    2.22     1.82     1.25      (c)
                                                        ===========      =============   ======  ======  =======   ======   ======

Notes:

(a) The adjustment represents distributions in excess of undistributed earnings and losses of companies in which at least 20% but less than 50% equity is owned.

(b) The interest factor attributable to rentals consists of one-third of rental charges, which is deemed by Starwood to be representative of the interest factor inherent in rents.

(c)   Earnings were not adequate to cover total fixed charges by $78 million.